SOUTHWESTERN ENERGY COMPANY

2013 INCENTIVE PLAN

1.

Purpose of the Plan

The Southwestern Energy Company 2013 Incentive Plan is intended to promote the interests of Southwestern and its stockholders by providing the employees and eligible non-employee directors of Southwestern, with incentives and rewards to encourage them to continue in the service of the Company.  The Plan is designed to serve this goal by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.

Definitions

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a)

“Award” means an Option, Restricted Stock, Restricted Stock Unit or Other Award granted pursuant to the terms of the Plan.

(b)

“Board” means the Board of Directors of Southwestern.

(c)

“Cause” when used in connection with the termination of a Participant’s employment with the Company, shall mean, unless otherwise specified in a Participant’s agreement evidencing the grant of an Award under the Plan or in a Participant’s effective employment agreement with the Company, the termination of the Participant’s employment by the Company on account of (i) the willful and continued failure by the Participant to substantially perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness), (ii) the Participant’s willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Company, (iii) the Participant’s commission of a crime that constitutes a felony or serious misdemeanor or (iv) the breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

             (d)

   “Change in Control” shall mean the occurrence of any of the following:

(1)

the acquisition by Person, directly or indirectly, of the beneficial ownership of securities representing either: (i) more than twenty percent (20%) of the then outstanding shares of Common Stock, or (ii) twenty percent (20%) or more of the Voting Securities; provided, however, that any acquisition by (x) Southwestern or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Southwestern or any of its subsidiaries or (y) any corporation or entity with respect to which, immediately following such acquisition, more than sixty (60%) of, respectively the then outstanding shares of common stock or other ownership interests of such corporation or entity and the then outstanding voting securities of such corporation or entity is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the Voting Securities prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, shall not constitute a Change in Control;

(2)

 the individuals who, as of the Effective Date, constitute the Board of Directors of Southwestern (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board during any twelve (12)-month period, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Southwestern’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

the consummation after the Effective Date of a reorganization, merger, consolidation or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") unless, in each case, following such Corporate Transaction: (1) (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the then outstanding shares of common stock or other ownership interests of the corporation or other entity resulting from such Corporate Transaction, and (B) all or substantially all of the persons who were the beneficial owners of the Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), in each case in substantially the same proportions as their ownership of the outstanding Common Stock and Voting Securities prior to such Corporate Transaction; (2) no Person (excluding (x) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries and (y) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock or other ownership interests of the corporation or other entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to such Corporate Transaction; and (3) at least a majority of the members of the board of directors of the corporation (or the equivalent governing body of any other entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporation Transaction.

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Plan with respect to any Award that constitutes “non-qualified deferred compensation” subject to Section 409A of the Code, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

(e)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(f)

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board from time to time to administer the Plan (and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan) that meets the criteria set forth in Section 4 of the Plan.

(g)

“Common Stock” means the common stock of Southwestern, par value $0.01 per share, or any other security into which such common stock shall be changed pursuant to the adjustment provisions of Section 12 of the Plan.

(h)

“Company” means Southwestern, together with its Subsidiaries.

(i)

“Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(j)

“Director” means a member of the Board who is not at the time of reference an employee of the Company.

(k)

“Disability” shall mean a condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him and for a Director shall mean any physical or mental condition that prevents a Director from being able to perform the duties of a Director for a period of twelve consecutive months.  For purposes of this Plan, a Participant’s employment, other than a Director, shall be deemed to have terminated as a result of Disability on the date as of which he or she is first entitled to receive disability benefits under such policy, law or regulation; provided that with respect to any Award that is subject to Section 409A of the Code, if such Award provides for any payment or distribution upon a Participant’s (i) Disability, then “Disability” shall have the meaning given to such term in Section 1.409A-3(i)(4) of the Treasury Regulations or (ii) termination of employment or service as a result of Disability, then such Participant’s employment or service shall be deemed to have terminated as a result of Disability on the date on which such Participant experiences a Separation from Service.

(l)

“Early Retirement” means the termination of the employment of a Participant with the Company for reasons other than Cause, on or after the first date on which the Participant has both attained age 55 and completed 3 years of service with the Company.

(m)

“Effective Date” means the date on which the Plan is approved by the stockholders of Southwestern.

(n)

“Equity Account” means each account created with a brokerage firm utilized by the Company from time to time in connection with the administration of the Company’s equity plans and programs, including the Plan.

(o)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(p)

“Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, (i) the closing price of a share of Common Stock, as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, on the date of grant or, if the date of grant is not on a business day, the first business day preceding the date of grant or (ii) if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of a share of Common Stock as reasonably determined by the Committee in its sole discretion using a reasonable valuation method.

(q)

“Immediate Family Members” shall mean, for any Participant, his or her spouse, parents, children, stepchildren, grandchildren or legal dependents.

(r)

“Incentive Stock Option” shall mean an Option granted to a Participant who is not a Director which Option, at the date of grant, is intended to be an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(s)

“Non-Qualified Stock Option” shall mean an Option granted to a Participant that is not an Incentive Stock Option.

(t)

“Option” shall mean an option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.  Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(u)

“Other Award” means an award granted to a Participant pursuant to Section 8.

(v)

“Participant” means a Director or employee of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(w)

“Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(x)

“Performance Measures” means such measures as are described in Section 9 on which Performance Targets are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(y)

“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.  Performance Periods may be overlapping and in no event will any Performance Period be less than twelve months.

(z)

“Performance Schedule” means a schedule or other objective method for determining the percentage of the Target Award to be paid out, based on actual performance compared to the Performance Targets.

(aa)

“Performance Target” means performance goals and objectives with respect to Performance Measures or other performance criteria for a Performance Period.

(bb)

“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(cc)

“Plan” means this Southwestern Energy Company 2013 Incentive Plan, as it may be amended from time to time.

(dd)

“Restricted Stock” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 7 hereof and which is subject to the restrictions set forth in Section 7(c) hereof for so long as such restrictions continue to apply to such share.

(ee)

“Restricted Stock Unit” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 7 hereof, except no shares of Common Stock are actually awarded to the Participant on the date of grant, and which is subject to the restrictions set forth in Section 7(c) hereof for so long as such restrictions continue to apply to such Restricted Stock Unit.

(ff)

“Retirement” shall mean the termination of the employment of a Participant with the Company for reasons other than Cause or, in the event the Participant is a Director, the Director’s resignation or failure to seek reelection to the Board, on or after the date on which the Participant has both attained age 65 and completed 3 years of service with the Company.

(gg)

“Securities Act” means the Securities Act of 1933, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(hh)

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

(ii)

“Southwestern” means Southwestern Energy Company, a Delaware corporation, and any successor thereto.

(jj)

“Specified Employee” shall have the meaning set forth in Section 1.409A-1(i) of the Treasury Regulations.

(kk)

“Subsidiary” shall mean any entity that is directly or indirectly controlled by Southwestern or any entity, including an acquired entity, in which Southwestern has a significant equity interest, as determined by the Committee in its sole discretion.  Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, “Subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Southwestern, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; provided that for the purpose of determining whether a corporation or other entity is a Subsidiary for purposes of Section 5(a) hereof, if the Awards proposed to be granted to employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1.414(c)-2(b)(2)(i).  For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the Treasury Regulations apply.

(ll)

“Target Award” means a target Award determined by the Committee to be payable upon satisfaction of any applicable Performance Targets.

(mm)

“Transferred Option” means any Non-Qualified Stock Option transferred in accordance with Section 6(d) of the Plan.

(nn)

“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Treasury Department and United States Internal Revenue Service, as amended.

(oo)

“Voting Securities” means, at any time, Southwestern’s then outstanding voting securities.

3.

Stock Subject to the Plan and Limitations on Awards

(a)

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 20,500,000 shares of Common Stock in the aggregate.  The maximum number of shares of Common Stock that may be issued in connection with awards of Incentive Stock Options under the Plan shall not exceed 10,250,000. The maximum number of shares of Common Stock that may be issued in connection with awards of Non-Qualified Stock Options or stock appreciation rights under the Plan shall not exceed 10,250,000 shares of Common Stock in the aggregate. The maximum number of shares of Common Stock  that may be issued in connection with awards other than Options and stock appreciation rights under the Plan shall not exceed 10,250,000 shares of Common Stock in the aggregate.  The shares referred to in the preceding sentences of this paragraph shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3.  Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan.  For purposes of clarification, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan.  Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3(a). Except to the extent otherwise required by applicable law or stock exchange rule, the maximum number of shares of Common Stock covered by Awards shall not be reduced to reflect any dividend or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional Awards.

Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with the proceeds from an Option exercise; or (iv) covered by a stock appreciation right (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 3(a).

(b)

Individual Award Limits

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be issued pursuant to Options or stock appreciation rights granted under the Plan to any single Participant in any calendar year shall not exceed 600,000 shares in the aggregate, and the maximum number of shares of Common Stock that may be issued pursuant to any stock-based Award, other than Options or stock appreciation rights, granted under the Plan to any single Participant in any calendar year shall not exceed 300,000.  The amount payable under the Plan to any single Participant in any calendar year with respect to any cash-based Award shall not exceed $10,000,000.  The limitations in this Section 3(b) shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

(c)

Substitution and Repricing

Notwithstanding any provision of this Plan to the contrary, in no event shall any new Awards be issued in substitution for outstanding Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the stockholders of the Company expressly approve such substitution or repricing.

4.

Administration of the Plan

The Plan shall be administered by a committee of the Board consisting of two or more persons, each of whom qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority.  The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and Directors of the Company who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards.  All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof.  In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or officers of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify and in accordance with (and only to the extent permitted by) Section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any instrument evidencing any Award, including, but not limited to individual agreements, guidelines or programs adopted under the Plan) granted hereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate.  Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and whether employment for any Person other than the Company shall constitute employment for any purposes of the Plan.

On or after the date of grant of an Award under the Plan, the Committee may, subject to applicable law and the limitations and requirements set forth herein, (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.  In the event that the Committee provides for the accrual of dividends or dividend equivalents with respect to an Award, such dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.

Eligibility

(a)

Participants

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees and Directors of the Company whom the Committee shall select from time to time, including officers of Southwestern, whether or not they are members of the Board.   With respect to Participants subject to U.S. income tax, Options and stock appreciation rights shall only be granted to such Participants who provide direct services to Southwestern or a Subsidiary of Southwestern as of the date of grant of the Option or stock appreciation right.   Each Award granted under the Plan shall be evidenced by an instrument in writing, whether in the form of individual agreements, guidelines or programs adopted under the Plan, or other evidence, including, without limitation, an electronic medium, in form and substance approved by the Committee.

(b)

Employees of Subsidiaries

Employees of Subsidiaries may participate in the Plan upon approval of Awards to such employees by the Committee.  A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company.  The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason.  If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards.  Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein ; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to the Company theretofore incurred by it under the Plan, except with the approval of the Committee.  Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan .  With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred .

6.

Options

The Committee may from time to time grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve, including without limitation, an electronic medium.  Options shall comply with and be subject to the following terms and conditions:

(a)

Identification of Options

All Options granted under the Plan shall be identified in the agreement evidencing such Options as either Incentive Stock Options or Non-Qualified Stock Options.

(b)

Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

(c)

Term and Exercise of Options

(1)

Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and specified in the agreement evidencing such Option; provided, however that no Option shall be exercisable after the expiration of seven (7) years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2)

Each Option may be exercised in whole or in part, to the extent such Option is vested on the date of exercise, provided that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.  The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)

Unless otherwise provided by the Committee, an Option must be exercised as set forth in this Section 6(c)(3).  An Option shall be exercised by such methods and procedures as the Committee determines from time to time, as set forth in the agreement evidencing the award of the Option.  An Option shall be exercised by delivering notice to Southwestern’s principal office, to the attention of its Secretary, or as otherwise directed, subject to any notice period the Company may require in advance of the effective date of the proposed exercise.  Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed (including through an electronic medium) by the Participant.  The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.  Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) through funds held in the Participant’s Equity Account, if any, (ii) in shares of Common Stock that have been owned by the Participant for at least six months prior to the effective date of exercise and valued at their Fair Market Value on the effective date of such exercise, or (iii) in such other manner as may be authorized by the Committee from time to time. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Southwestern, together with any other documents and evidences as the Secretary of Southwestern shall require from time to time.

(4)

Shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant’s Equity Account, as soon as practicable following the effective date on which the Option is exercised.

(d)

Transferability of Options

(1)

Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of a Participant, only by the Participant.  Notwithstanding the foregoing, a Participant may transfer all or a portion of a fully vested Award of Non-Qualified Stock Options (i) to the Participant’s Immediate Family Members; (ii) to a trust, partnership (including a family limited partnership), or corporation or other similar entity which is owned solely by one or more of the Participant’s spouse or natural or adopted lineal descendants or which will hold such Non-Qualified Stock Options solely for the benefit of one or more such persons, or (iii) in the discretion of the Committee (x) pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code or (y) to any other Person.

(2)

In order for a Participant to transfer Options as set forth in Section 6(d)(1) above, (i) there may be no consideration for any such transfer and (ii) the Award must be fully vested prior to the transfer of any portion of the Award.

(3)

Following transfer, subsequent transfers of Transferred Options shall be prohibited except for transfers to the Participant or individuals or entities described in Section 6(d)(1) above, or by the laws of descent or distribution and Transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including but not limited to, (i) restrictions or other provisions relating to competition or other conduct detrimental to the Company, and (ii) except as otherwise required pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code, the obligation of the Participant for payment of taxes with respect to the exercise of such Transferred Options and the rights of the Company to withhold such taxes from the Participant or to otherwise require the Participant to satisfy all obligations for the withholding of such taxes. The provisions relating to the period of exercisability and expiration of the Transferred Option shall continue to be applied with respect to the original Participant, and the Transferred Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Award agreement evidencing the grant of the Non-Qualified Stock Options to which the Transferred Options relate.  Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 6(d) shall be null and void.

(e)

Special Rules for Incentive Stock Options

(1)

The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) granted under the Plan and under any other plan, agreement or arrangement of the Company (or any “subsidiary” of Southwestern as such term is defined in Section 424 of the Code) which may become exercisable for the first time by a Participant during any calendar year under the Plan shall not exceed $100,000.  Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.  In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.  In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of which Options shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2)

No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Southwestern or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f)

Effect of Termination of Employment – Participants Other Than Directors

(1)

 Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Early Retirement, Cause or death, (i) Options granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire to the extent not exercised, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its original term.

(2)

Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the Early Retirement of the Participant, such Participant shall be entitled to exercise at any time or from time to time after such termination and until the first anniversary of such termination, Options granted to him hereunder to the extent that such Options were vested and exercisable at the time of such termination provided however, that no Option shall be exercisable after the expiration of its original term.  Options that are not exercised prior to the first anniversary of such termination shall expire on such anniversary date.

(3)

 Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the death, Disability or Retirement of the Participant, all Options granted to the Participant shall fully vest and become immediately exercisable by the Participant or the Participant’s estate or beneficiary under his or her will, at any time or from time to time until the expiration of their original term.

(4)

In the event of the termination of a Participant’s employment with the Company and its Subsidiaries for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(5)

For purposes of this Section 6(f), an Option shall be deemed to be exercisable on the date of the termination of the employment of a Participant with the Company to the extent, if any, it becomes exercisable by acceleration by the Committee.

(6)

For purposes of clarification, Options held by a Participant employed by an entity that is a Subsidiary will terminate immediately when such entity ceases to be a Subsidiary of the Company, unless the Committee determines otherwise.

(g)

Effect of Discontinuance of Director’s Term

(1)

Unless the Committee provides otherwise on or after the date of grant, in the event that the term of a Director’s membership on the Board expires because (i) the Director loses an election for a position on the Board, (ii) resigns from the Board prior to his having both attained age 65 and completed three years of service as a director, or (iii) fails to seek reelection to the Board of Directors for a term commencing prior to his having both attained age 65 and completed three years of service as a director (in any case, other than on account of death or Disability) (x) Options granted to such Director, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire to the extent not exercised, and (y) Options granted to such Director, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Options shall be exercisable after the expiration of their original term.

(2)

Unless the Committee provides otherwise on or after the date of grant, in the event that the term of a Director’s membership on the Board expires or is discontinued (i) because of the Director’s Retirement, or (ii) because of the Director’s Disability or death, all Options granted to such Director shall fully vest and become exercisable by the Director or the Director’s estate or beneficiary under his or her will, at any time or from time to time until the expiration of their original term.

(3)

In the event that a Director is removed from the Board by the shareholders of the Company, all outstanding Options granted to such Director shall expire at the commencement of business on the date of such removal.

7.

Restricted Stock and Restricted Stock Units

The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan.  Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement in such form as the Committee shall from time to time approve, including, without limitation, an electronic medium.  Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions:

(a)

Vesting

At the time of each grant of shares of Restricted Stock or Restricted Stock Units, the Committee shall establish the date or dates on which the restrictions on the Restricted Stock will lapse or the Restricted Stock Units will vest and the conditions, if any, which must be satisfied on or prior to such vesting date for the Participant’s rights with respect to such shares of Restricted Stock or Restricted Stock Units to become vested.  The Committee may divide such shares of Restricted Stock or Restricted Stock Units into classes and assign a different vesting date and different conditions for each class.  Except as provided in Section 7(c) and 7(f) hereof, upon a grant of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d) hereof.  Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof and any agreement evidencing such Restricted Stock are satisfied, and except as provided in Section 7(c) and 7(f) hereof, upon the vesting date of a share of Restricted Stock, the Participant’s rights with respect to such share shall become fully vested and the restrictions of Section 7(c) hereof shall cease to apply to such share.  Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 7(b) hereof and any agreement evidencing such Restricted Stock Unit are satisfied, and except as provided in Section 7(c) and 7(f) hereof, on the relevant vesting date, the Participant’s rights with respect to such Restricted Stock Unit shall become fully vested and the Company shall settle such Restricted Stock Unit in accordance with the provisions of Section 7(e).

(b)

Conditions to Vesting

At the time of the grant of shares of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it deems appropriate.  By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures or other performance criteria as the Committee may specify at the time of the grant of such shares or that the Participant continue in the employment of the Company for a specified period of time.

(c)

Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, such share of Restricted Stock shall not be transferable under any circumstances and no transfer of a Participant’s rights with respect to such share of Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share of Restricted Stock, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the transfer shall be of no force or effect.  Prior to the vesting of a Restricted Stock Unit, such Restricted Stock Unit shall not be transferable under any circumstances and no transfer of a Participant’s rights with respect to such Restricted Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Restricted Stock Unit, but immediately upon any attempt to transfer such rights, such Restricted Stock Unit, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d)

Custodian of Restricted Stock

Each share of Restricted Stock will be held in custody by the Company or its transfer agent as custodian until all restrictions thereon have lapsed.

(e)

Benefits Upon Vesting

(1)

Unless the Committee provides otherwise on or after the date of grant, upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) hereof shall cease to apply to such share of Restricted Stock. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause a share of Common Stock to be delivered to the Participant’s Equity Account.

(2)

Unless the Committee provides otherwise on or after the date of grant, within 30 days following the vesting of a Restricted Stock Unit pursuant to the terms hereof, the Participant shall be entitled to receive a payment in cash, shares of Common Stock, or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine, with a value equal to the sum of the Fair Market Value of a share of Common Stock on the applicable vesting date with respect to each such Restricted Stock Unit.

(f)

Effect of Termination of Employment – Participants Other than Directors

(1)

Unless the Committee provides otherwise on or after the date of grant, in the event the employment of a Participant with the Company is terminated for any reason, other than the Participant’s death, Disability, or Retirement, all unvested Restricted Stock or Restricted Stock Units granted to such Participant, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall be forfeited on the date of such termination without any payment of consideration by the Company to Participant.

(2)

Unless the Committee provides otherwise on or after the date of grant, in the event the employment of a Participant with the Company is terminated because of Participant’s death, Disability, or Retirement, all unvested Restricted Stock or Restricted Stock Units granted to such Participant, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall vest and all restrictions shall lapse.

(3)

For purposes of clarification, unvested Restricted Stock and Restricted Stock Units held by a Participant employed by an entity that is a Subsidiary of Southwestern will terminate and be forfeited immediately when such entity ceases to be a Subsidiary of Southwestern, unless the Committee determines otherwise.

(g)

Effect of Discontinuance of Director’s Term

(1)

Unless the Committee provides otherwise on or after the date of grant, in the event that the term of a Director’s membership on the Board expires or is discontinued (i) because of the Director’s Retirement or (ii) because of the Director’s Disability or death, all unvested Restricted Stock or Restricted Stock Units granted to such Director, to the extent not forfeited or cancelled on or prior to such event pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall vest and all restrictions shall lapse.

(2)

Unless the Committee provides otherwise on or after the date of grant, in the event a Director’s membership on the Board expires or discontinued for any reason other than those set forth in Section 7(g)(1) above, all unvested Restricted Stock or Restricted Stock Units granted to such Director, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall be forfeited on the date of such event without any payment of consideration by the Company to Director.

8.

Other Awards

(a)

Subject to Section 3 of the Plan, the Committee may grant cash-based, equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine, as set forth in an instrument evidencing such Awards.  Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, including, without limitation, the Performance Measures, (iii) be in the form of cash, stock appreciation rights, phantom stock, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as Performance-Based Compensation; provided, that each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award.  The exercise price per share of Common Stock covered by any stock appreciation right shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is granted, and the compensation payable pursuant to any stock appreciation right shall not exceed the excess of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is exercised over the exercise price.

(b)

The instrument evidencing each Other Award shall specify the consequences with respect to such Award (if any) of the Participant’s termination of employment or service as a Director or other relationship between the Company and the Participant holding such Award, a leave of absence, and the Participant’s death or Disability.

9.

Performance-Based Compensation

(a)

Calculation

The amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in a manner permitted by Section 162(m) of the Code.

(b)

Discretionary Reduction

The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award made to a Covered Employee that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule.  For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

(c)

Performance Measures

The following are the Performance Measures upon which the payment or vesting of any Award (other than Options and stock appreciation rights) to a Covered Employee issued under this Plan that is intended to qualify as Performance-Based Compensation shall be based until the first annual meeting of stockholders of the Company that occurs in the fifth year following the year in which the stockholders approve the adoption of this Plan, unless the Committee earlier proposes for stockholder vote and the stockholders approve a change in the Performance Measures.  The Performance Measures may be based on any one of, or a combination of, including ratios, increases, returns, any of the following: (i) financial metrics relating to present value added, return on assets, return on equity, income, earnings, profits, capital, cash flow, operating cost, margins, assets or shareholder equity, earnings before interest, taxes, depreciation and amortization, (ii) operational metrics relating to reserves, production, volume, maintenance, (iii) stock performance measures relating to stock price or total shareholder return, or (iv) health, safety and environmental measures relating to incident rates or citation.

Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (i) Performance Measures (and their measurement) and Performance Targets for such Performance Period, (ii) Target Awards for each Participant, and (iii) Performance Schedules for such Performance Period.

The measurement of any Performance Measure(s) shall be specified by the Committee and may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.  Any Performance Measure(s) may be used to measure the performance of any Participant or group of Participants, or the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Prior to the payment of any Award intended to qualify as Performance-Based Compensation, the Committee must certify in writing that the applicable Performance Targets and any of the material terms thereof, were, in fact, satisfied.

Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award that is not intended to qualify as Performance-Based Compensation that relate to other performance criteria in addition to the Performance Measures.  In addition, the Committee may, subject to the terms of the Plan, provide for accelerated vesting of any award based on the achievement of Performance Targets.

In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in this Section 9 and/or make such amendments.

10.

Effect of Change in Control

Unless otherwise set forth in the instrument evidencing an Award, upon a Change in Control, (i) each outstanding Award that is eligible to vest based solely on the passage of time and/or the Participant’s continued service to the Company shall become fully vested and exercisable or settled in cash or stock, as applicable, and all restrictions thereon shall lapse and (ii) each outstanding Award that is eligible to vest based on the achievement of performance criteria shall vest and become exercisable or settled in cash or stock, as applicable, and the restrictions thereon shall lapse, with respect to the number of shares of Common Stock underlying such Award or the amount of cash that is equal to (a) the total number of shares of Common Stock underlying such Award or cash amount underlying an Award (including a Participant’s Target Award) that is eligible to vest based on performance during a Performance Period that includes the date of the Change in Control multiplied by (b) a fraction, the numerator of which is the number of days during such Performance Period that have elapsed prior to (and including) the date of the Change in Control and the denominator of which is the total number of days in such Performance Period, in each case as determined by the Committee.  Any portion of an Award that is eligible to vest based on the achievement of performance criteria and does not vest pursuant to clause (ii) of the preceding sentence shall be forfeited as of the date of the Change in Control and the Participant shall have no further rights with respect thereto.  With respect to any Award not described in the first sentence of this Section 10, the effect of a Change in Control on such Award (if any) shall be set forth in the instrument governing the terms of such Award.

11.

Payments and Deferrals

(a)

Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose.  The Committee may (i) postpone the exercise of Options or stock appreciation rights (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents, (iv) stipulate in any agreement evidencing an Award, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its sole discretion; and provided further that  notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take such action unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

(b)

If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

(c)

Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d)

If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

12.

Adjustment Upon Certain Changes

(a)

In the event of any change in the Company’s capital structure on account of (i) any extraordinary dividend (stock or cash), stock dividend, stock split, reverse stock split, or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company’s capital structure, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make such adjustments as it deems necessary or appropriate to (A) the maximum number of shares of Common Stock that may be issued through Awards under the Plan, (B) the maximum number of shares of Common Stock that may be issued through Incentive Stock Options under the Plan, (C) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted to any individual Participant under the Plan; (D) the number or kind of shares subject to an outstanding Award; (E) subject to the limitation contained in Section 12(d), the exercise price applicable to an outstanding Award; (F) to the extent permitted under Section 162(m) of the Code, any measure of performance that relates to an outstanding Award; and (G) any other terms or conditions of outstanding Awards as the Committee in its discretion deems appropriate , in each case in order to reflect such change in the Common Stock.

(b)

Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Awards would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c)

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall (x) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable or vested) for a right with respect to some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment to the exercise price of the Options or stock appreciation rights or the number or kind of securities or amount of property subject to any Award and/or (y) cancel, effective immediately prior to such event, any outstanding Award (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (A) the value, as determined by the Committee in its discretion, of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (B) the exercise price of the outstanding Options or Other Awards, if applicable, in each case, as the Committee may consider, in its sole discretion, necessary or appropriate to prevent dilution or enlargement of rights.

(d)

Notwithstanding anything to the contrary in this Section 12, any action taken under this Section 12: (i) with respect to Incentive Stock Options, shall be taken only to the extent that it does not constitute a “modification” within the meaning of Section 424(h)(3) of the Code, (ii) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, (iii) with respect to Awards subject to Section 409A of the Code, shall conform to the requirements of Section 409A of the Code, and (iv) with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be taken only to the extent that the Committee determines that such actions may be taken without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.  The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes.   Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 12 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company.   No provision of this Section 12 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(e)

Except as expressly provided in the Plan or any Award grant agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Southwestern or any other corporation.  Except as expressly provided in the Plan, no issuance by Southwestern of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

13.

Rights Under the Plan

Except as otherwise expressly provided in any Award grant agreement, no person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date (if any) of the issuance of such shares or the date as of which the Company records the Participant or his or her nominee as the owner of such shares, free and clear of any restrictions or conditions pursuant to the Plan or any grant agreement hereunder, in its books and records.  Except as otherwise expressly provided in Section 12 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such share of Common Stock is issued or such record is made.  Nothing in this Section 13 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock underlying an Award if such share were issued or outstanding on the record date of such dividends, or from granting rights hereunder related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan.  To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

14.

No Special Employment Rights; No Right to Award

(a)

Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b)

No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any subsequent Award to such Participant (or any Award to any other Participant or other person) at any time, nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.

Securities Matters

(a)

Southwestern shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws.  Notwithstanding anything herein to the contrary, Southwestern shall not be obligated to cause to be issued or delivered any shares of Common Stock underlying Awards or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the Plan unless and until Southwestern is advised by its counsel that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition to the issuance and delivery of shares of Common Stock underlying Awards or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, as the Committee deems necessary or desirable.

(b)

The exercise of any Option granted hereunder shall only be effective at such time as counsel to Southwestern shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which shares of Common Stock are traded.  Southwestern may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state or non-U.S. securities laws.  Southwestern shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.

Withholding Taxes

(a)

Payment of Taxes

Participants shall be solely responsible for any applicable taxes (including without limitation income and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award.  Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, Section 409A of the Code.

(b)

Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, Southwestern shall have the right to require the Participant to remit to Southwestern in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of such shares or recordation by the Company of the Participant or his or her nominee as the owner of such shares or the effectiveness of the lapse of such restrictions or making of such payment.  In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, Southwestern shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(c)

Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, the Participant may tender to Southwestern a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 16(a) hereof, if any.

(d)

Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, Southwestern shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 16(a) hereof, if any.

17.

Amendment or Termination of the Plan

(a)

The Plan and any Award may be amended, suspended or terminated at any time by the Board; provided that no amendment (i) to the number of shares of Common Stock that may be issued under the Plan, (ii) to materially increase the benefits accruing to Participants granted Awards under the Plan, and (iii) to materially modify the requirements as to eligibility for participation in the Plan, shall be made without stockholder approval; provided, further, that no other amendments shall be made if stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and that no amendment to the Plan or any Award shall violate the prohibition on repricing contained in Section 3(d).  Nothing herein shall restrict the Company’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan.   Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code.   Except as otherwise provided in Section 17(b), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b)

The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided , however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 17(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code.  The amendment or modification of any Award pursuant to this Section 17(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose.  To the extent the Committee amends or modifies an Award pursuant to this Section 17(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable agreement governing the terms of such Award.

18.

No Obligation to Exercise

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

19.

Transfers Upon Death

Subject to Section 6(d), upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution.  Subject to Section 6(d), no transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind Southwestern unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.  Except as provided in this Section 19, Section 6(d), or as determined by the Committee at or after the date of grant, no Award shall be transferable, and shall be exercisable only by a Participant during the Participant’s lifetime.

20.

Expenses and Receipts

The expenses of the Plan shall be paid by Southwestern.  Any proceeds received by Southwestern in connection with any Award will be used for general corporate purposes.

21.

Failure to Comply; Recoupment

(a)

In addition to the remedies of Southwestern elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee may determine.

(b)

Notwithstanding anything in the Plan to the contrary, the Company will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to include in any Award agreement the Company’s right to recoup compensation of whatever kind paid by the Company or any of its Subsidiaries at any time to a Participant under the Plan.

22.

Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23.

Effective Date and Term of Plan

The Plan was adopted by the Board on February 19, 2013 subject to the approval of the Plan by the stockholders of Southwestern.  No grants of Awards may be made under the Plan after the tenth anniversary of the Effective Date.